Exhibit 10.1

REINSTATEMENT OF AND FIRST AMENDMENT
TO
PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT OF AND FIRST AMENDMENT TO Purchase and SALE AGREEMENT (this “Amendment”) is effectively dated as of this 13 day of January, 2015 by WELLS FUND XIII- REIT JOINT VENTURE PARTNERSHIP, a Georgia joint venture partnership (“Seller”), and TRIUMPH INVESTMENT GROUP, LLC, a Colorado limited liability company (“Purchaser”).

RECITALS:

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of December 23, 2014, (the “Agreement”), for the purchase and sale of certain real property located in the County of Douglas, State of Colorado, as more particularly described in the Agreement;

WHEREAS, the Agreement terminated pursuant to Purchaser’s termination notice dated January 12, 2015; and

    WHEREAS, the parties desire to reinstate the Agreement and amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1.Definitions. All capitalized terms used herein shall have the same meanings as set forth in the Agreement, as modified hereby, unless otherwise defined herein.

2.Reinstatement. Except as modified herein, the Agreement is hereby reinstated and is hereby acknowledged by Seller and Purchaser to be in full force and effect.

3.Inspection Period. The Inspection Period under the Agreement is hereby extended as follows:

(a) The Inspection Period is extended until 5:00 p.m. Eastern Time on January 14, 2015 in order to allow Purchaser adequate time to conduct interviews with the tenants under the Leases; and

(b) The Inspection Period is extended until 5:00 p.m. Eastern Time on January 20, 2015 in order to allow adequate time for Purchaser and Seller to reach a resolution with respect to cracked sealing and painting issues affecting the Property.

In the event that Purchaser determines that any of the foregoing matters has not been resolved to its satisfaction, in accordance with the terms of the Agreement, on or before the respective date set forth above, then Purchaser shall have the right to terminate the Agreement by written notice to Seller given on or before each such date, in which case the Earnest Money, less the Independent Contract Consideration, shall be returned to Purchaser. However, other than as specifically set forth above in subparagraphs (a) and (b) of this Paragraph 3, Purchaser acknowledges and agrees that the Inspection Period under the Agreement has otherwise expired.

4.Title Objection Response. The date by which Seller shall give written notice to Purchaser of its election with respect to Purchaser’s Title Notice, under Section 2.4 of the Agreement, is hereby extended until January 14, 2015. The date by which Purchaser must give written notice to Seller, under Section 2.4 of the Agreement, of its election to terminate the Agreement in response to any initial written notice (or deemed notice) of Seller that it will not cure any of Purchaser’s title objections set forth in its Title Notice is hereby extended until January 20, 2015.

5.Conditions Precedent to the Purchaser's Obligations. It shall be an additional condition precedent to Purchaser's obligation to close all purposes under section 6.1 of the Agreement (with the same force and effect as if such condition were set forth in clauses (a), (b), (c), or (d) thereof) that Lot 4A-1 receive an easement of record over the adjoining Lot 4B-1B granting the owner of Lot 4A-1 vehicular and pedestrian access over Lot 4B-1B to and from Grassland Drive and Prairie Trail Drive, which easement shall be set forth in an agreement in a form and in substance satisfactory to Purchaser and Title Company in their reasonable discretion.

6.Conflict. In the case of any conflict between the terms of this Amendment and the provisions of the Agreement, the terms of this Amendment shall control.

7.Ratification. All terms and provisions of the Agreement, except as specifically modified herein, are hereby ratified and shall remain in full force and effect.

8.Governing Law. The terms and provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

9.Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.Counterparts; Facsimile. This Amendment may be executed in any number of counterparts. Each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same agreement. This Amendment may be executed by facsimile or e-mail of a PDF file, which shall have the same force and effect as original signatures.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, intending that it shall become effective as of the day first set forth hereinabove.

SELLER:

Wells Fund XIII-REIT Joint Venture Partnership,
a Georgia joint venture partnership

By: Wells Real Estate Fund XIII, L.P.,
a Georgia limited partnership

By:     Wells Capital, Inc.,
     a Georgia corporation, as General Partner

    By: /s/ Randy A. Simmons
Name: Randy A. Simmons
Title: Assistant Secretary

By:     Piedmont Operating Partnership, LP,
a Delaware limited partnership

By:     Piedmont Office Realty Trust, Inc.,
    a Maryland corporation, its sole General Partner

    By: /s/ Robert E. Bowers
Name:Robert E. Bowers
Title: Executive Vice President

PURCHASER:

Triumph Investment Group, LLC,
a Colorado limited liability company

By: /s/ Richard J Caldwell
Name: Richard J. Caldwell
Title: Manager